UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Luby’s, Inc.

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Glass Lewis Recommends Luby’s Shareholders Reject Almost All of Bandera’s Nominees

Advisory Firm Highlights that Luby’s Nominees are Well-Qualified and Possess Significant Restaurant and Public Company Board Experience

Report Cites Concerns with Bandera’s Slate and Notes the “Disparity in Qualifications and Experience” Between Dissident’s and Luby’s Nominees

Luby’s Urges Shareholders to Protect Their Investment and Vote on the WHITE Proxy Card Today

HOUSTON, TX – January 16, 2019 – Luby’s, Inc. (NYSE: LUB) (“Luby’s” or the “Company”) today announced that proxy voting advisory firm Glass Lewis & Co. LLC (“Glass Lewis”) has recommended Luby’s shareholders reject almost all of Bandera’s nominees and vote AGAINST Bandera nominees Senator Phil Gramm, Stacy Hock and Savneet Singh in connection to the upcoming 2019 Annual Meeting of Shareholders scheduled for January 25, 2019.

In its report, Glass Lewis highlighted the qualifications of the Company’s nominees[1]:

“…we find that the Management Nominees generally appear well-qualified for service on the board, with significant relevant experience and qualifications. Notably, all of the Management Nominees have prior restaurant industry experience and public company board experience.”

“Furthermore, we note that the Dissident is seeking to remove both Pappas brothers from the board despite recognizing their considerable restaurant experience and successful track record with other restaurant concepts.”

“Chris Pappas serves as a director and CEO of the Company and we question the logic of removing the CEO from the board when the Dissident is not seeking to change senior leadership. In our view, CEOs serve a valuable function on the board and it is generally in the interests of shareholders for the CEO to also serve as a director.”

Glass Lewis highlights that in their view there is a:

“…disparity in qualifications and experience between the Dissident Nominees and the Management Nominees the Dissident has targeted for removal.”

Both Glass Lewis and Institutional Shareholder Services (“ISS”) expressed concerns with Bandera Partners’ slate and the lack of relevant experience among its nominees. Glass Lewis notes:

“The Dissident Nominees lack the necessary expertise to serve on the Luby’s board.”

“…we are concerned that the Dissident has not nominated a slate of candidates with the qualifications and experience needed to oversee the turnaround of a publicly traded company in the casual dining industry.”

“We believe the incumbent board has made a reasonable argument that Mr. Singh appears to have a large number of outside responsibilities that would limit the time and attention he could provide as a director of Luby’s.”

ISS previously stated[2]:

“…there are concerns regarding the dissident's campaign itself, including whether its slate, as a whole, directly addresses the company's more immediate needs…. Among the remaining nominees, only one has direct industry experience, while another is potentially overcommitted, particularly in light of the time and effort that would likely be required to oversee a turnaround at the company. Moreover, the inclusion of a family member on the slate represents a potentially suboptimal dynamic.”

In regards to the Company’s shareholder rights plan, Glass Lewis said:

“…the limited term and imminent threat cited by the board are indeed worthy of consideration. As such, we do not believe the adoption of the one-year poison pill alone warrants votes against members of the board at this time.”

__________________

[1] Permission to cite Glass Lewis was neither sought nor obtained. Emphasis added.

[2] Permission to cite ISS was neither sought nor obtained. Emphasis added.

Gasper Mir, III, Independent Chairman of Luby’s, commented, “We are pleased Glass Lewis has agreed that our nominees are better qualified and possess the right experience to oversee the turnaround that is underway at Luby’s. While we disagree with their assessment that Jeff Gramm of Bandera would be additive to our Board, we believe Glass Lewis was correct in noting that there are concerns regarding the qualifications of Bandera’s nominees and whether they are the right individuals for Luby’s at this time. We continue to believe that real hands-on restaurant experience matters and that shareholders deserve highly-qualified candidates with the appropriate industry expertise. We are also glad that Glass Lewis understood and appreciated the special circumstances that warranted the adoption of our shareholder rights plan, an action the Board didn’t take lightly.”

Luby’s is confident that its highly-qualified nominees, Chris Pappas, Harris Pappas, Frank Markantonis and Gasper Mir, III, are aligned with shareholders’ best interests and will utilize their industry, operational and financial experiences to guide the Company through this time and create value for all Luby’s shareholders. As such, the Company recommends that shareholders vote FOR the election of ALL of the Company’s Board of Directors nominees on the WHITE proxy card today.

If you have any questions or require any assistance with respect to voting your shares, please contact the Company’s proxy solicitor, Morrow Sodali:

509 Madison Avenue, Suite 1206

New York, NY 10022

Toll Free: (800) 662-5200

Direct: (203) 658-9400

E-mail: lub@morrowsodali.com

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates 142 restaurants nationally: 82 Luby’s Cafeterias and 59 Fuddruckers. The Company is also the franchisor for 104 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Panama, and Colombia. Luby's Culinary Contract Services provides food service management to 30 sites consisting of healthcare, higher education, sport stadiums, and corporate dining locations.

Forward-Looking Statements

This letter may contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this letter, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions. Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this letter, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Contacts

Investors:

Morrow Sodali

Charlie Koons / Mike Verrechia
Toll Free: (800) 662-5200

Direct: (203) 658-9400
lub@morrowsodali.com

Media:

Sloane & Company
Dan Zacchei / Joe Germani

212-486-9500
dzacchei@sloanepr.com / jgermani@sloanepr.com